Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Consulting Group Capital Markets Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CONSULTING GROUP CAPITAL MARKETS FUNDS

222 Delaware Avenue

Wilmington, Delaware 19801

Multi-Strategy Market Neutral Investments

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held August 8, 2005

A special meeting of shareholders of Multi-Strategy Market Neutral Investments (the “Fund”) will be held at the offices of Citigroup Inc., Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10022 on August 8, 2005 at 1:00 p.m. (the “Special Meeting”). The Fund is a series of Consulting Group Capital Markets Funds (the “Trust”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts that is comprised of the Fund and several other series, which other series are not addressed in the accompanying Proxy Statement (“Proxy Statement”).

The Special Meeting is being held to consider and vote on the following matter for the Fund, as indicated below and more fully described under Proposal I in the Proxy Statement, and such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof:

PROPOSAL I:    To approve the liquidation of the Fund.

The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The close of business on June 22, 2005 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. You are cordially invited to attend the Special Meeting.

Please mark, date and sign the enclosed proxy (unless you are voting by touch-tone telephone or through the Internet) and return it in the prepaid envelope enclosed for your convenience to insure that your shares are represented. THE PROMPT RETURN OF YOUR PROXY (OR VOTING BY TOUCH-TONE TELEPHONE OR THROUGH THE INTERNET) WILL SAVE THE EXPENSE OF FURTHER MAILINGS. If you attend the Special Meeting you can revoke your proxy and vote your shares in person if you wish.

IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT COMPUTERSHARE FUND SERVICES, THE FUND’S PROXY SOLICITOR AT 1-866-270-3144.

This notice and related proxy material are first being mailed to shareholders on or about June 23, 2005. This proxy is being solicited on behalf of the Board of Trustees of the Trust.

By Order of the Board of Trustees,

ROBERT I. FRENKEL

Secretary

New York, New York

June 24, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY (UNLESS YOU ARE VOTING BY TOUCH-TONE TELEPHONE OR THROUGH THE INTERNET) IN THE ENCLOSED PREPAID ENVELOPE.

2

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.  Individual Accounts:  Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint Accounts:  Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.  All Other Accounts:  The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Executor

CONSULTING GROUP CAPITAL MARKETS FUNDS

222 Delaware Avenue

Wilmington, Delaware 19801

Multi-Strategy Market Neutral Investments

SPECIAL MEETING OF SHAREHOLDERS

August 8, 2005

PROXY STATEMENT

This Proxy Statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Trustees of Consulting Group Capital Markets Funds (the “Trust”) with respect to Multi-Strategy Market Neutral Investments (the “Fund”) for use at the special meeting of the Fund to be held at the offices of Citigroup Inc., Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10022 on August 8, 2005 at 1:00 p.m. (the “Special Meeting”) and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card (“Proxy”) are expected to be mailed to shareholders on or about June 28, 2005.

The Trust is comprised of several series. The Fund is a separate series of the Trust, along with several other series that are not addressed in this Proxy Statement.

For simplicity, actions are described in this Proxy Statement as being taken by the Fund, although all actions are actually taken by the Trust on behalf of the Fund.

The Special Meeting is being held to consider and vote on the following matter for the Fund, as indicated below and described more fully under Proposal I herein, and such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof:

PROPOSAL I:    To approve the liquidation of the Fund.

The appointed proxies will vote on any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Notice of the Special Meeting and a Proxy accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, through the Internet or by personal interviews by Trustees and officers of the Trust and officers of Citigroup Global Markets Inc. (“Citigroup Global Markets”), the Trust’s distributor, the Consulting Group (the “Manager”), a division of Smith Barney Fund Management LLC (“SBFM”) and Citicorp Trust Bank, fsb, the transfer agent for the Trust. Such agents, representatives and employees of the Trust will not receive additional compensation for solicitation activities. The costs of soliciting proxies for the Special Meeting, including (a) preparing, printing and mailing this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund’s shares, (c) payment to Computershare Fund Services (“Computershare”) for its services in soliciting proxies, which payment is estimated to be approximately $17,000 and (d) supplementary solicitations to submit Proxies, will be borne by the Manager.

Computershare has been engaged to assist in the solicitation of proxies. As the Special Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of Computershare if their votes have not yet been received. Authorization to permit Computershare to execute proxies may be obtained by telephonically or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically or through the Internet will be recorded in accordance with the procedures described below.

In all cases where a telephonic proxy is solicited, the Computershare representative is required to ask for each shareholder’s full name and address, or zip code, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Computershare representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Computershare, then the Computershare representative has the responsibility to explain the process, read the proposal on the proxy card, and ask for the shareholder’s instructions on the proposal. Although the Computershare representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Computershare will record the shareholder’s instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Computershare immediately if his or her instructions are not correctly reflected in the confirmation.

Please see the instructions on your proxy card for telephone touch-tone voting and Internet voting. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote through the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

Although a shareholder’s vote may be taken by touch-tone telephone or through the Internet, each shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed Proxy. If the enclosed Proxy is executed and returned, it nevertheless may be revoked at any time before it has been exercised by signing and sending to the Trust a later dated Proxy or written revocation, or by attending the Special Meeting and voting in person. A Proxy when executed and not so revoked will be voted in accordance with the specification marked thereon. Proxies voted by touch-tone telephone or through the Internet may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

The Annual Report of the Fund containing audited financial statements for the fiscal year ended March 31, 2005 (the “Report”) has previously been furnished to the Fund’s shareholders. Copies of the Report are available upon request and without charge by calling your Citigroup Global Markets Financial Consultant or by writing to the Fund’s sub-transfer agent, PFPC Global Fund Services, at Consulting Group Capital Markets Funds, c/o PFPC Global Fund Services, P.O. Box 9699, Providence, RI 02940-9699 or by calling the Fund’s transfer agent at 1-800-451-2010.

Shares of the Fund are entitled to one vote each at the Special Meeting and fractional shares are entitled to proportionate shares of one vote. If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy with respect to Proposal I, the Proxy will be voted “FOR” the approval of Proposal I and in accordance with the judgment of the persons appointed as proxies with respect to any other matter that may properly come before the Special Meeting.

Under the Master Trust Agreement of the Trust dated April 12, 1991, as amended (the “Declaration of Trust”), a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting, but any lesser number of shares is sufficient for adjournment. In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve Proposal I or any other matters that may properly come before the Special Meeting are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposals. In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Special Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by Proxy. The persons named as proxies will vote those Proxies that they are entitled to vote “FOR” Proposal I in favor of an adjournment and will vote those Proxies required to be voted “AGAINST” Proposal I against any adjournment. A shareholder vote may be taken on Proposal I or on any other matter that may properly come before the Special Meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that these persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. (See “Vote Required” for a further discussion of abstentions and broker non-votes.)

The Board of Trustees has fixed the close of business on June 22, 2005 (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 11,791,067.252 shares of the Fund were issued and outstanding.

In order that your shares may be represented, you are requested to (unless you are voting by touch-tone telephone or through the Internet):

•	indicate your instructions on the Proxy;

•	date and sign the Proxy; and

•	mail the Proxy promptly in the enclosed envelope.

Beneficial Ownership of Shares of the Fund

As of the Record Date, to the knowledge of the Fund no person beneficially owned more than five percent of the outstanding shares of the Fund. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the “Commission”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right.

As of the Record Date, the Trustees and officers of the Trust collectively beneficially owned less than 1% of the Fund’s outstanding shares.

Background

As indicated earlier, the Fund is a separate series of the Trust. The Trust is organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts pursuant to the Declaration of Trust. The Trust is comprised of the Fund and several other series. The Fund is treated under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified, open-end management investment company. The Fund, along with the other series of the Trust, is designed to be part of an advisory service under which investors are provided with asset allocation recommendations with respect to the series of the Trust. TRAK Personalized Investment Advisory Service (“TRAK”) is one such advisory service.

The Fund seeks long-term capital appreciation. The Fund invests in securities of U.S. companies of various market capitalizations.

SBFM is the administrator of the Fund. The Consulting Group, a division of SBFM, serves as the manager of the Fund and provides investment evaluation services with respect to the investment advisers of the Trust. SBFM has entered into investment advisory agreements with Calamos Advisers LLC (“Calamos”), Franklin Portfolio Associates LLC (“Franklin”), Freeman Associates Investment Management LLC (“Freeman”) and SSI Investment Management Inc. (“SSI”), the investment advisers for the Fund. Each of Calamos, Franklin, Freeman and SSI is responsible for the day-to-day investment operations of that portion of the Fund’s assets allocated to it in accordance with the Fund’s investment objective and policies. The address of SBFM is 399 Park Avenue, 4th Floor, New York, NY 10022. The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013.

PROPOSAL I

APPROVAL OF THE LIQUIDATION OF THE FUND

The Board of Trustees, including those trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act (the “Independent Trustees”), has approved, subject to shareholder approval, the liquidation of the Fund.

Reasons for the Liquidation

The Fund, through its advisers, seeks long-term capital appreciation, currently using convertible arbitrage and equity market neutral as investment strategies. Through these investment strategies, the Fund attempts to achieve capital appreciation from stock selection and other techniques rather than from general stock market movements. The Fund may engage in several other investment strategies but does not currently because of the difficulty of attracting and retaining investment advisers for these strategies, as discussed below. Each of the strategies involves taking both long and short positions in securities.

It has been difficult to attract and retain advisers for the Fund, given the Fund’s specialized investment techniques. Many investment advisers who specialize in the Fund’s allowable investment strategies typically seek advisory fees based on the investment performance of their assets under management. Although such fees are not prohibited for a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), they are more complicated to handle under the Advisers Act when compared to the typical investment advisory fee structure, which is based on a percentage of assets. In addition, the other portfolios, or series of the Trust, that comprise the TRAK program do not pay performance-based advisory fees. In addition, the Fund’s overall investment strategy is expensive to run. The Fund’s investment advisory fees and TRAK asset allocation fees (up to 1.50%) and the expenses of running the Fund have resulted in diminished returns to shareholders. In addition, the Fund has experienced net redemptions in the past year; as a result, net assets of the Fund have diminished, resulting in the possibility of increases in the Fund’s expense ratio. Consulting Group and SBFM have agreed to waive fees and reimburse expenses to the extent necessary to limit total annual operating expenses of the Fund (exclusive of dividend expense from short sales) to 1.90% of average net assets (although currently the Fund’s operating expenses are below 1.90% of average net assets). Although this cap will remain in effect until changed by the Board of Trustees, management may request that the Board of Trustees agree to lift the cap at any time. If Consulting Group were to reduce or eliminate this cap, and the Fund’s operating expenses were above 1.90% of average net assets, the Fund’s expense ratio would increase, reducing returns to shareholders. Finally, Consulting Group recognizes that the market neutral strategy may not fit well within the overall allocation strategy that comprises the TRAK program.

For its most recent fiscal year, the Fund’s total expenses were:

Shareholder fees (fees paid directly from your investment)	None

Maximum annual TRAK fee*	1.50%

Annual Fund operating expenses (expenses that are deducted from Fund assets)
Management and Administration fees	1.47%
Other Expenses	0.25%

Total annual Fund operating expenses	1.72%
Management and Administration fee waivers**	(0.00)%***
Net annual operating expenses**	1.72%

*	Fee payable under the TRAK® Personalized Investment Advisory Service for asset allocation services.
**	These total annual Fund operating expenses exclude the dividend expense from short sales. If the dividend expense from short sales is included, the total annual Fund operating expenses are 2.57%. Management has voluntarily agreed to limit total annual Fund operating expenses (exclusive of dividend expense from short sales) to 1.90% of average net assets. The cap will remain in effect until changed by the Board of Trustees. In addition, SBFM voluntarily agreed to waive $3,941 of its management fee for the fiscal year ended March 31, 2005.
***	Amount represents less than 0.01%.

Plan of Liquidation

The Board of Trustees has approved the Plan of Liquidation (the “Plan”), subject to shareholder approval of the liquidation of the Fund. The Plan is attached to this Proxy Statement as Annex A and summarized below. This summary is qualified in its entirety by reference to the Plan.

1.  Adoption of the Plan. The effective date of the Plan (the “Effective Date”) is the date on which the shareholders of the Fund approve the liquidation of the Fund. The Plan provides that the Fund will cease to conduct business as soon as reasonably practicable following the Effective Date, except as necessary in connection with its liquidation.

2.  Liquidation of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan, the Fund and the Manager will have authority to engage in such transactions as may be appropriate for the Fund’s liquidation, including, but not limited to, termination of the Fund’s current advisers as deemed appropriate or necessary. The Fund will pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

3.  Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund will liquidate and distribute to its shareholders of record as of the close of business on the date of liquidation (the “Liquidation Date”) such shareholders’ proportionate interest in all of its remaining assets in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund’s books. The proportionate interests of shareholders of the Fund will be fixed in proportion to the number of shares held by them and recorded on the books of the Trust as of the Liquidation Date.

4.  Amendment or Abandonment of the Plan. The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be in the best interests of the Fund and its shareholders. In addition, the Board may abandon the Plan without shareholder approval at any time prior to the Liquidation Date if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

5.  Expenses. The expenses incurred in carrying out the terms of the Plan will be borne by the Manager.

If shareholders approve Proposal I, the Fund will begin liquidating its holdings to cash and cash equivalents. The Fund will distribute any net investment income (as an ordinary dividend) and any excess of its net realized long-term capital gains over its net short-term capital losses (as a capital gains dividend). Any remaining amounts will be distributed as liquidation proceeds.

The proportionate interest of shareholders in the assets of the Fund will be fixed on the basis of their holdings on the Liquidation Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened pursuant to the Board of Trustee’s authority to abandon the Plan, shareholders’ respective interests will not be transferable.

Shareholders may redeem their shares without a redemption fee prior to the Effective Date of the Plan.

General Tax Consequences

This summary is based on the tax laws and regulations in effect on the date of this Information Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain shareholders such as trusts, estates, tax-exempt organizations, qualified plans, individual retirement accounts, nonresident aliens, or other foreign investors. This summary does not address the state, foreign or local tax consequences of a shareholder’s receipt of the liquidating distributions or the liquidation of the Fund.

Each shareholder that receives a liquidating distribution will recognize taxable gain or loss for federal income tax purposes equal to the difference between the amount of the liquidating distribution over the shareholder’s tax basis in Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital. Such capital gain or loss will be long-term if the shareholder has held the shares for more than one year, otherwise it will be short-term. In addition to the above-described liquidating distribution, shareholders will also receive distributions of any net investment income and net short-term capital gain realized by the Fund as well as distributions of any excess of the Fund’s net long-term capital gains over its net short-term capital losses. Any such distributions will be taxable to shareholders as set forth in the Fund’s Prospectus and Statement of Additional Information.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income or capital gains from the sale of its assets.

THE TAX CONSEQUENCES DISCUSSED HEREIN MAY AFFECT SHAREHOLDERS DIFFERENTLY DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATING DISTRIBUTION AND, ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.

Other Information

On May 31, 2005, the Commission issued an order in connection with the settlement of an administrative proceeding against SBFM and Citigroup Global Markets Inc. (“CGMI”) relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “SB Funds”).

The Commission order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the SB Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the SB Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that includes the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the SB Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The Commission censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the SB Funds, primarily through fee waivers, The remaining $183.7 million, including the penalty, will be paid to the U.S. Treasury and then distributed pursuant to a plan to be prepared by Citigroup and submitted within 90 days of the entry of the order for approval by the Commission. The order also requires that transfer agency fees received from the SB Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order requires SBFM to recommend a new transfer agent contract to the SB Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a SB Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. To the extent that the Fund is entitled to any such distributions, they will be treated as assets of the Fund to be distributed in accordance with the Plan. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the SB Funds.

Recommendation of the Board

At a meeting of the Board of Trustees of the Trust held on May 7, 2005, the Board, including the Independent Trustees, approved (subject to shareholder approval) the liquidation of the Fund. In reaching this conclusion, the Board obtained information from the Manager with respect to the proposal. The Manager explained to the Board that because of the Fund’s investment strategies, as described above, the Fund was expensive to operate and that the level of its fees and expenses resulted in diminished returns to shareholders. The Manager also explained the difficulty in attracting and retaining advisers for the Fund, given the Fund’s advisory fee structure, and noted that the Fund could not utilize several of its allowable investment strategies because of this difficulty. The Manager also explained that the Fund’s investment strategies did not fit well within the overall investment strategies of the other series of the Trust comprising the TRAK program. The Manager also noted that the Fund has had net redemptions in the past several years, resulting in potential increases in the Fund’s expense ratio. In addition, the Manager informed the Board that it believed that the unique nature of the Fund did not permit the merging of the Fund into either a fixed income or equity fund. The Manager also explained that it believed that the expense for shareholders of the Fund of a merger with another investment company would be greater than the benefit derived.

In determining to approve Proposal I and submit it to shareholders for approval, the Board considered a number of factors, including the following:

•	that the level of the Fund’s fees and expenses result in potential diminished returns to shareholders;

•	the difficulty of attracting and retaining investment advisers to the Fund with expertise in the Fund’s investment strategies, and that the Fund is unable to utilize some of its allowable investment strategies because of this;

•	that the Fund does not fit well within the overall investment strategies of the other funds that comprise the TRAK program; and

•	that the Fund’s net redemptions in the past several years have resulted in potential increases in the Fund’s expense ratio.

The Board also considered that the fees and expenses of the proxy solicitation to liquidate the Fund would be borne by the Manager.

After deliberating, the Board of Trustees determined to recommend to the shareholders of the Fund the liquidation of the Fund.

Therefore, after careful consideration, the Board of Trustees, including the Independent Trustees, recommends that the shareholders of the Fund vote “FOR” the liquidation of the Fund as set forth in this Proposal.

If Proposal I is approved, the Fund will proceed to liquidate pursuant to the Plan, as described above. If Proposal I is not approved, the Board of Trustees will consider whether any other action is appropriate in the interests of the shareholders.

VOTE REQUIRED

Approval of Proposal I requires the affirmative vote of the lesser of (1) 67% of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund. Abstentions and broker non-votes will have the effect of votes against the approval of Proposal I.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL I. ANY UNMARKED PROXIES WILL

BE SO VOTED.

The Board of Trustees is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Fund does not hold regular shareholders’ meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposals to the Secretary of the Trust at 300 First Stamford Place, 4th Floor, Stamford, CT, 06902.

Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund’s meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

SHAREHOLDERS’ REQUEST FOR SPECIAL MEETING

Shareholders holding at least 10% of the Fund’s outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Trustee of the Fund. Meetings of shareholders for any other purpose also shall be called by the Board of Trustees when requested in writing by shareholders holding at least 10% of the shares then outstanding.

IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT COMPUTERSHARE, THE FUND’S PROXY SOLICITOR AT 1-866-270-3144.

You are requested to mark, date, sign and return the enclosed proxy promptly or vote by touch-tone telephone or through the Internet. No postage is required on the enclosed envelope.

By Order of the Board of Trustees,

ROBERT I. FRENKEL

Secretary

June 24, 2005

ANNEX A

PLAN OF LIQUIDATION OF MULTI-STRATEGY

MARKET NEUTRAL INVESTMENTS

Multi-Strategy Market Neutral Investments (the “Fund”), a series of Consulting Group Capital Markets Funds, a Massachusetts business trust (the “Trust”) organized pursuant to a Master Trust Agreement dated April 12, 1991, as amended (as so amended, the “Declaration of Trust”), shall proceed with a complete liquidation of the Fund according to the procedures set forth in this Plan of Liquidation (the “Plan”). The Plan has been approved by the Board of Trustees of the Trust (the “Board”) as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that the shareholders of the Fund be solicited for approval of the liquidation of the Fund. Upon approval of the liquidation of the Fund pursuant to a vote of the shareholders of the Fund, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of Massachusetts law and the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1.  Adoption of Plan.  The effective date of the Plan (the “Effective Date”) shall be the date on which the shareholders of the Fund approve the liquidation of the Fund.

2.  Liquidation of Assets.  As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of this Plan (the “Liquidation Period”), the Fund and the Fund’s investment adviser, The Consulting Group (the “Manager”), a division of Smith Barney Fund Management LLC, shall have the authority to engage in such transactions as may be appropriate for the Fund’s liquidation including, but not limited to, termination of the Fund’s current advisers as deemed appropriate or necessary.

3.  Provisions for Liabilities.  The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

4.  Distribution to Shareholders.  As soon as practicable after the Effective Date, the Fund shall liquidate and distribute to the shareholders of record as of the close of business on the date of liquidation (the “Liquidation Date”) such shareholders’ proportionate interest in all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the

A-1

Fund on the Fund’s books. The proportionate interests of shareholders of the Fund shall be fixed in proportion to the number of shares held by them and recorded on the books of the Trust as of the Liquidation Date.

5.  Abolishment of Fund and Amendment of Declaration of Trust.  Effective upon liquidation, the Fund shall be abolished in accordance with Section 4.1 of the Declaration of Trust, and an amendment to the Declaration of Trust setting forth such abolishment shall be prepared and filed pursuant to the requirements of Massachusetts law.

6.  Amendment or Abandonment of Plan.  The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and the shareholders. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the Liquidation Date if it determines that abandonment would be advisable and in the best interests of the Fund and the shareholders.

7.  Powers of Board and Officers.  The Board and the officers of the Trust are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Trust deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation of the Fund in accordance with the Code, the Declaration of Trust and Massachusetts law, including, without limitation, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

8.  Termination of Business Operations.  As soon as practicable upon adoption of this Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.

9.  Expenses.  The expenses of carrying out the terms of this Plan shall be borne by the Manager, whether or not the liquidation contemplated by this Plan is effected.

A-2

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the

PHONE, or the INTERNET.

It saves Money! Telephone, facsimile and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day. It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192, or go to website: https://vote.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone, or Internet.

Please detach at perforation before mailing.

PROXY CONSULTING GROUP CAPITAL MARKETS FUNDS MULTI-STRATEGY MARKET NEUTRAL INVESTMENTS

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 8, 2005 PROXY

The undersigned hereby appoints R. Jay Gerken, Robert I. Frenkel and Barbara Allen, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of beneficial interest that the undersigned is entitled in any capacity to vote at the above-stated special meeting, and at any and all adjournments or postponements thereof (the “Special Meeting”), on the matter set forth on this Proxy Card, and, in their discretion, upon such other matters as may properly be brought before the Special Meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposal I. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting.

VOTE VIA THE TELEPHONE: 1-866-241-6192

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

999 9999 9999 999

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Receipt of the Notice and the Proxy Statement, dated June 20, 2005, is hereby acknowledged.

Signature

Signature (if held jointly)

Date MSM_15427

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE BELOW AND MAIL THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WITH RESPECT TO YOUR FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL I.

PLEASE MARK VOTES AS IN THIS EXAMPLE:

Approval of the liquidation of Multi-Strategy Market Neutral Investments

FOR AGAINST ABSTAIN

The appointed proxies will vote on any other business as may properly come before the Special Meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MSM_15427